Exhibit 99.1

Kona Gold Beverage, Inc. Announces Acquisition of S&S Beverage

MELBOURNE, Fla., Jan. 25, 2021 /PRNewswire/ -- Kona Gold Beverage, Inc. (OTCQB: KGKG), a holding company focused on product development in the hemp and CBD functional beverage sector, is pleased to announce the acquisition of S&S Beverage, Inc., the makers of LEMIN Superior Lemonade. Established in 2018, LEMIN Lemonade is a delicious, low calorie, better-for-you lemonade available in 4 flavors, Original, Blue Raspberry, Peach, and Strawberry. LEMIN is available around the country in popular chains, such as Kroger Wisconsin and Illinois stores, Sheetz, Woodmans, Festival Foods, Plaid Pantry, regional 7Elevens, Circle K North and South Carolina stores, and continues to focus on growth through grocery and C-store chains and large distribution partners.

Kona Gold Beverage acquired S&S Beverage through a combination of cash and stock.  The founder and creator of LEMIN, Bill Stineman, has joined the Kona Gold team as our VP of Product Management and Innovation. In 2019, S&S Beverages' first full year of sales of LEMIN, it sold close to $900,000 in product.

"I am excited to be sharing with our stockholders the acquisition of S&S Beverage, makers of LEMIN Superior Lemonade, which is truly the best lemonade on the market," stated Robert Clark, CEO of Kona Gold Beverage, Inc. "LEMIN will provide Kona Gold Beverage with a mainstream, better-for-you, beverage product in its portfolio, opening many doors for our existing products.  LEMIN has already established itself in many popular chains around the country and we expect to announce additional chains for the 2021 Spring sets."

"I am beyond excited to partner and join the Kona Gold Beverage Team," stated Bill Stineman, VP of Product Management and Innovation of Kona Gold Beverage, Inc. "Kona Gold will provide a strong financial backing to help innovate, expand and grow all of our brands.  By combining our sales channels and Kona Gold's back office support, we will have the opportunity to take LEMIN and Kona Gold's beverage portfolio to the next level of retail chain relationships and larger distributor networks.  I look forward to helping expand Kona Gold's current Brands through LEMIN's national chain and direct store delivery ("DSD") customers, as well as expanding LEMIN through Kona Gold's established network of DSD Distributors."

For more information regarding LEMIN Superior Lemonade, please visit:
https://www.drinklemin.com/

About Kona Gold Beverage, Inc.

Kona Gold Beverage, Inc., a Delaware corporation, has created wholly-owned subsidiaries, Kona Gold LLC, HighDrate, LLC, and Gold Leaf Distribution, LLC.  Kona Gold, LLC has developed a premium Hemp-Infused Energy Drink line; please visit its website at www.konagoldhemp.com.  HighDrate, LLC has developed the beverage industry's first CBD-Infused Energy Water, available in 6 delicious flavors; please visit its website at www.highdrateme.com.  Gold Leaf Distribution, LLC was created to fill the Company's distribution needs in markets that it wants to enter quickly; please visit its website at www.goldleafdist.com. Kona Gold and its family of companies are located on the east coast of Florida in Melbourne and in Greer, South Carolina.

Safe Harbor Statement:

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "expects," "anticipates," "continue," "estimate," "project," "intend," and similar expressions. The Company may also make written or oral forward-looking statements in its filings with the U.S. Securities and Exchange Commission, in press releases and other written materials, and in oral statements made by its officers, directors or employees to third parties. There can be no assurance that such statements will prove to be accurate.  The Company cautions that these forward-looking statements are further qualified by other factors including, but not limited to, those set forth in the Company's Registration Statement on Form S-1. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing various engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, shortages in components, production delays due to performance quality issues with outsourced components, and various other factors beyond the Company's control.  The Company does not undertake any obligation to update publicly or to revise any statements in this release, whether as a result of new information, future events, or otherwise.

Investor Relations Contact:
Robert Clark
844-714-2224
investorrelations@konagoldhemp.com